UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: February 24, 2005

(Date of earliest event reported):

DUKE CAPITAL LLC

(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23977 (Commission File No.)	20-1107586 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1803 (Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

TEPPCO Divestitures

On February 24, 2005, Duke Energy Field Services LLC (DEFS), a majority-owned subsidiary of the registrant, sold its ownership interest in Texas Eastern Products Pipeline Company, LLC, a wholly-owned subsidiary of DEFS and the general partner of TEPPCO Partners L.P. (TEPPCO), to Enterprise GP Holdings L.P. (EPCO) for $1.1 billion. Through its ownership of DEFS, the registrant has a 69.7% interest in the proceeds from the sale of the TEPPCO general partner. The registrant also sold all of the registrant’s 2.5 million limited partner units in TEPPCO to EPCO for approximately $100 million on February 25, 2005.

Duke Energy Field Services Reorganization

On February 24, 2005, Duke Energy Corporation (Duke Energy), the parent of the registrant, executed an agreement with ConocoPhillips, the registrant’s co-equity owner in DEFS, to reduce the registrant’s ownership interest in DEFS from 69.7% to 50%, which will result in the registrant and ConocoPhillips becoming equal 50% owners in DEFS. The registrant will receive directly and indirectly through its ownership interest in DEFS approximately $1.1 billion in cash and assets from ConocoPhillips and DEFS. The transaction includes the transfer of DEFS’ Canadian assets to the registrant. The DEFS Canadian business consists of natural gas gathering and processing facilities in Canada. The transaction also contemplates the transfer of ConocoPhillips’ New Mexico gas gathering, processing and natural gas liquids marketing business to DEFS. In addition, the agreement provides for ConocoPhillips to transfer its interest in the Empress System gas processing and natural gas liquids marketing business to the registrant. The Empress System operations include natural gas liquids extraction and fractionation facilities in Canada and related liquids transportation and storage operations. In connection with the transaction, the $1.1 billion proceeds of the sale of the general partner of TEPPCO were loaned on February 25, 2005 on arms’-length terms, $766,700,000 to the registrant and $333,300,000 to an affiliate of ConocoPhillips, which loans are due to be repaid on the earlier of (a) the day before the closing of the DEFS restructuring transaction and (b) February 23, 2008, unless earlier prepaid. The DEFS restructuring transaction, which is subject to receipt of customary United States and Canadian regulatory approvals, is expected to close late in the second quarter or early in the third quarter of 2005.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information appearing in the penultimate sentence under the caption “Duke Energy Field Services Reorganization” above is incorporated herein by reference in response to this Item.

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE CAPITAL LLC

By: /s/ Edward M. Marsh, Jr.

Edward M. Marsh, Jr.

Secretary

Date: March 2, 2005